UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously reported by the Company in a Current Report on Form 8-K, on January 23, 2009, Timothy M. Harmon resigned as a member of the Board of Directors of Quiksilver, Inc. (the “Company”) and all committees of the Board on which he served, including the Audit Committee. As a result, the membership of the Company’s Audit Committee was reduced to two directors.
     On January 27, 2009, the Company received a notice from the New York Stock Exchange (the “NYSE”) that the Company was deficient in meeting the requirements of Section 303.07(a) of the NYSE’s Listed Company Manual that requires that the audit committee of a listed company have three members.
     On January 30, 2009, the Company’s Board of Directors appointed Charles E. Crowe, a current member of the Board of Directors, to serve as a member of the Audit Committee. As a result, the Company is now in compliance with the requirements of Section 303.07(a) of the NYSE’s Listed Company Manual.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

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